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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. _____) pertaining to the 1997 Nonqualified Formula Stock Option Plan, the Omnibus Equity-Based Incentive Plan, the 1996 Stock Option Plan and certain individual non-plan stock options of Simione Central Holdings, Inc. of our report dated February 23, 1998, with respect to the consolidated financial statements and schedule of Simione Central Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP

                                             Ernst & Young LLP


April 29, 1998
Atlanta, Georgia